Exhibit 99.1

Dominari Securities LLC Receives Milestone Approval as a
Nasdaq Limited Underwriting Member

NEW YORK, August 13, 2024 /PRNewswire/ -- Dominari Holdings Inc. (Nasdaq: DOMH) (the “Company”) today announced that its wholly-owned subsidiary, Dominari Securities LLC (“Dominari”), has been approved as a Limited Underwriting Member of the Nasdaq Stock Market. This approval enables Dominari to act as a principal underwriter under Nasdaq Listing Rule 5210(m).

Mr. Kyle Wool, CEO of Dominari, commented, “Being designated as a Limited Underwriting Member of Nasdaq is a notable achievement and key milestone in our business development strategy. The designation is an essential aspect for executing investment banking transactions and we believe it will help pave the way for growth in our business. The designation allows us to assist companies that want to apply for an initial Nasdaq listing in connection with an underwritten transaction.”

For additional information about Dominari Holdings Inc., please visit: https://www.dominariholdings.com/

Dominari Securities LLC’s Mission Statement:

Dominari, a principal subsidiary of the Company, is a dynamic, forward-thinking financial services company that seeks to create wealth for all stakeholders by capitalizing on emerging trends in the financial services sector and identifying early-stage future opportunities that are expected to generate a high rate of return for investors.

Securities Brokerage and Registered Investment Adviser Services are offered through Dominari, a Member of FINRA, MSRB and SIPC. Securities brokerage, investment adviser and other non-bank deposit investments are not FDIC insured and may lose some or all of the principal invested. You can check the background of Dominari and its registered investment professionals and review its SEC Form CRS on FINRA’s BrokerCheck site at https://brokercheck.finra.org. Information for Dominari and its registered investment professionals as well as its SEC Form CRS may also be found on FINRA’s BrokerCheck site.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, which include but are not limited to the Risk Factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 relating to its business. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Dominari Holdings Inc.

https://www.dominariholdings.com/

Investor Relations

Hayden IR

Brett Maas, Managing Partner

Phone: (646) 536-7331

Email: brett@haydenir.com

www.haydenir.com